Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-210573

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

GABBIT CORP.
9,000,000 SHARES OF COMMON STOCK
$0.01 PER SHARE

This is the initial offering of common stock of Gabbit Corp. and no public market currently exists for the securities being offered. We are registering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vladimir Karelin, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Karelin will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gabbit Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF GABBIT CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 12, 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	27
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	29
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	31

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GABBIT CORP.” REFERS TO GABBIT CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GABBIT CORP.

Gabbit Corp. was incorporated in Nevada on August 16, 2015. We are development stage company and intend to commence operations in the business of tour agency. We intend to provide leisure tours in Austrian Alps with extreme activities. We intend to sell our service both entities (touristic agencies, tour resellers or companies that are considered extreme tours as team-building activity for their emloyees) and groups of individuals which request an extreme tour in Austrian Alps.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $37,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate sufficient revenue. According to our audit report we have no revenues and our net loss for the audited period is $949.

Being a development stage company, we have very limited operating history. If we do not generate additional revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Gymnasiumstrasse 19-21, Vienna, Austria 1180. Our phone number is +43-720-816-770.

From inception (August 16, 2015) until the date of this filing, we have had limited operating activities. Our financial statements from inception (August 16, 2015) through February 29, 2016, reports no revenue and a net loss of $949. Our independent registered public accounting firm has issued an audit opinion for Gabbit Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan, developed business-model of our company and have been looking for the potential clients. On February 20, 2016 we signed the Agreement with EcoFur&Ris, LLC. As a result of this agreement, as of the date of this prospectus, we have generated $5,000 in revenues. As of May 25, 2016 we have cash reserves of approximately $7,060. The current rate at which we use funds in our operations is approximately $833 a month. The maximum period of time we will be able to conduct planned operations using currently-available capital resources is approximately eight months.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $37,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $37,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	Gabbit Corp.

Securities Being Offered:	9,000,000 shares of common stock.

Price Per Share:	$0.01

Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:	If 50% of the shares sold - $45,000 If 75% of the shares sold - $67,500 If 100% of the shares sold - $90,000

Securities Issued and Outstanding:	There are 9,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Vladimir Karelin.

If we are successful at selling all the shares in this offering, we will have 18,000,000 shares issued and outstanding.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs:	We estimate our total offering registration costs to be approximately $8,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $90,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 16, 2015 (Inception) to February 29, 2016:

Financial Summary

February 29, 2016 ($)
(Audited)

Cash	9,493
Total Assets	11,493
Total Liabilities	3,442
Total Stockholder’s Equity	8,051

Statement of Operations

Accumulated From August 16, 2015 (Inception) to February 29, 2016 ($)
(Audited)

Total Expenses	949
Net Loss for the Period	(949)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SIGNIFICANT REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of February 29, 2016, we had cash in the amount of $9,493 and liabilities of $3,442. As of today, we have generated $5,000 of revenue and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve profitable revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $37,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Vladimir Karelin, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Karelin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate additional revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 16, 2015 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficient operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of travel agencies specifically providing individual and group tours to Alps, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our travel agency will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of travel agency is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful travel agencies operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  Moreover the travelers are able to plan and book their own trips without using a travel agency as well. Some travelers prefer to plan and organize trips on their own. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Karelin, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Mr. Karelin may be able to influence the authorization of additional stocks. The issuance of common stock may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. The interests of Mr. Karelin may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

We depend entirely on Vladimir Karelin, our sole officer and director, for all of our operations. The loss of Mr. Karelin would have a substantial negative effect on our company and may cause our business to fail. Mr. Karelin has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Karelin’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Vladimir Karelin, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 30 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vladimir Karelin, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

IN THE EVENT OF AN ACCIDENT DURING OUR TOURS, WE MAY FACE NEGATIV REVIEWS AND, AS A CONSEQUENCE, LOSE POTENTIAL CLIENTS.

Our business is focused on carrying out of extreme tours in Austrian Alps. Our potential customers are required to comply with safety regulations during the entire tour. Failure to comply with safety during travel can result in injury or death. These accidents can adversely affect the business activity of our company and our potential clients may opt out of our services. To prevent such accidents, we organize a pre-tour lecture about safety regulations during the tour. Moreover, each client must sign our safety regulations form that he/she is familiar with such safety regulations. Also, our customers are required to present accident and life insurance before starting the tour.

WE MAY FACE INJURY CLAIMS AGAINST THE COMPANY, IF AN ACCIDENT OCCURS DURING A TOUR

In case any accident occur during a tour our clients or their relatives may start a claim against the company or company’s staff. These claims may adversely affect the reputation of the company and its business activities. Moreover, we may temporarily suspend the activities of the company during a claim. There is no assurance that an accident will never happened.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

•	effecting service of process within the United States on our officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on August 16, 2015, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $90,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $9,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. KARELIN DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Karelin does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Gabbit Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Vladimir Karelin, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Karelin’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 9,000,000 shares are currently issued and outstanding. If we sell the 9,000,000 shares being offered in this offering, we would have 18,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees

Gross proceeds	45,000	67,500	90,000
Offering expenses	8,000	8,000	8,000
Net proceeds	37,000	59,500	82,000
Office Establishment	3,000	5,000	9,000
Website Development	5,000	6,000	7,000
Marketing and Advertising Campaign	9,000	18,500	26,000
Employees	10,000	20,000	30,000
SEC reporting and compliance	10,000	10,000	10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Vladimir Karelin, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Karelin’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Karelin will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Karelin. Mr. Karelin will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of February 29, 2016 was $8,051 or approximately $0.0009 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 29, 2016.

The following table sets forth as of February 29, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.01	0.01	0.01
Post offering net tangible book value	45,051	67,551	90,051
Post offering net tangible book value per share	0.0033	0.0043	0.0050
Pre-offering net tangible book value per share	0.0009	0.0009	0.0009
Increase (Decrease) in net tangible book value per share after offering	0.0024	0.0034	0.0041
Dilution per share	0.0067	0.0057	0.0050
% dilution	67%	57%	50%
Capital contribution by purchasers of shares	45,000	67,500	90,000
Capital Contribution by existing stockholders	9,000	9,000	9,000
Percentage capital contributions by purchasers of shares	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	16.67%	11.76%	9.09%
Gross offering proceeds	45,000	67,500	90,000
Anticipated net offering proceeds	37,000	59,500	82,000
Number of shares after offering held by public investors	4,500,000	6,750,000	9,000,000
Total shares issued and outstanding	13,500,000	15,750,000	18,000,000
Purchasers of shares percentage of ownership after offering	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	66.67%	57.14%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $9,493 as of February 29, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Vladimir Karelin, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of February 29, 2016, Mr. Karelin has advanced to us $942. Mr. Karelin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $37,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Gymnasiumstrasse 19-21, Vienna, Austria 1180. Our phone number is +43-720-816-770.

We are a development stage company. To date, we have established our Company, developed our business plan, developed business-model of our travel agency and have been looking for the potential clients. On February 20, 2016 we signed the Agreement with EcoFur&Ris, LLC. As a result of this agreement, as of the date of this prospectus, we have generated $5,000 in revenues. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on August 16, 2015. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated minimal revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to provide individual and group extremal tours to Austrian Alps. The services we are going to provide are aimed at broad public.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $37,000 (If 50% of the shares sold), our business may fail and we will serch for additional cash resources.

The quality and diversity of the tours we plan to sell are fully dependant on the amount of money we will raise, as well as successful worldwide online advertising campaign. If only 50% of shares appear to be sold all the duties are likely to be run solely by the director. In this case, it seems to us the development of the brand is likely to require long period of time, for which the company will remain small, with accordingly small profitability. In case we manage to sell 75% of shares our company is like to employ trained personnel to perform a part of the duties concerning maintenance, management and work with business partners, and customers. If 100% of shares is sold we plan to invest into providing extra services such as lodging and catering for our customers, for instance.

Our plan of operations following the completion is as follows:

Quarter	Description

0-2 months Office Estabishment
The office will be provided by our President and Director. As we choose the Internet to be our main marketing instrument we may distribute our tours online through our website. We intend to promote and sell tours through touristic agencies, however we need on-site office for the manager whose duties are direct sales and customer support. This duties can be carried out from ou office via the Internet, Skype, WhatsApp, Viber or any other communication services. For this, we expect a computer equipped with a web camera, and connected to the Internet, a multifunctional printer might be enough.

If only 50 % of shares are sold - this duties are likely to be performed remotely and solely by the director, whose other duties can be listed as follows: meeting the touristic groups on-site, instructing them, helping with lodging, performing the tour, delivering survival classes.
Minimum costs: $3,000

If 75% of shares is sold, we expect to rent a room at a resort or at a camp site to be our on-site office equipped with basic furniture, portable computers and multifunctional printers, portable radio station to keep contact, for instance, with emergency services or with other groups currently on tour. To provide the customers who lack of traveling and riding gear we plan to purchase ski, snowboards, and mountain bikes for the customers to rent.

We also plan to rent facilities to store our equipment which isn’t being used at a particular moment, to store our food supplies (intended for customers catering during the tours), to store valuable possessions of our customers while we are on tour, to store the equipment for the next operating season.
Minimum costs: $5,000

If 100% share are sold, we plan to either rent facilities to be our permanent residence on-site or if the business proves its profitability - to purchase them, where we expect to provide lodging, to set up a storage rooms for the touristic gear, and to have an on-site office fully equipped with computers connected to the Internet, land phone, mobile phone and a satellite phone, multifunctional printer, GPS navigating system, electric generator (for the cases of emergency) and other supplies that might appear useful during our operations. We plan to purchase a quadcopter or a drone in order to film our hikes for the purpose of distribution among customers, using as video reports for our website and social webpages, as well as video commercials. We expect this gear to appear effective for many other goals (monitoring the riding slopes, trails, the weather and so on).
Minimum costs: $9,000

3-6 months Website Development	We intend to invest great attention into the development of our site as we plan to promote our business via the Internet.

In case we sell 50% of shares we plan to have a landing page design for us to advertize our tours to our potential customers providing them with the most important information regarding tours. We intend to link the landing page to the social media run by our director - a Facebook company’s page devoted to tours where we plan to share photos, videos and posts about the completed tours and the ones ahead; Instagram page - with the collection of selected photos and photo advertisements regarding the tours; our director’s blog where he plans to share his touristic experience, explain the choice of a particular trail, share photos, videos, share and update the information regarding tourism in Alpine area.
Minimum costs: $5,000

If 75% shares are sold - we plan to have a fully functional website made for us. We plan to share all the updated information there, keep contact with our customers, provide the information for touristic agencies, provide consultation of the customers in FAQ section (Frequently Asked Questions), collect their reviews. We also plan to share the links to the social media of our director and other employees who work on tours.
Minimum costs: $6,000

In case 100% shares sold we intend to have all modern features built in the website, like an online manager (a robot which answers the most popular questions of the customers or redirects them to call-hunter), call hunter (feature which requires filling the form to order a call from our customers support). To make the website user-friendly, we also intend to order a cross-platform mobile version of it.
Minimum costs: $7,000

In case our company holds a competition we plan to provide online translations of it. We plan to build a mobile application access to our website,and also with some useful features added to make it needed by the tourists who choose the Alpine region as their favorite place for leisure tours. In order to make it demanded we plan to add the following: weather forecast for the main regions of the Alps, information regarding touristic services (hotels, food shops, gas stations, repairing shops, hospitals, places of interest, all marked on the map, their contacts, touristic trails map, GPS tracking along the route and SOS feature (to send signals SOS to the nearest emergency service station).

4-9 months Marketing and Advertising Campaign
As we intend to choose the Internet as our main marketing instrument, we plan to invest our attention in promoting in online queries along with placing click-on ads redirecting users to either our website or our landing page or our social network pages.

In case 50% shares are old we plan to focus on placing our web banners on the websites and blogs related to tourism, across social networks (Facebook and similar), as well as at the websites of tour agencies (after making deals with them). We also plan to promote via social networks by subscribing to groups related to our business in order to make text, photo and video posts devoted to extreme sports, mountain hiking especially in the Alpine region. We anticipate that this activity could help us to support a positive image of the mentioned and to offer our services.
Minimum costs: $9,000

In case 75% shares sold, we plan to employ SEO (Search Engine Optimisation) together with Adwords function to have us promoted to the top list of search inquiries. The cost is estimated to be around $18,500 per year. We also intend to engage guest writers to make posts on our social media and in our blogs for a reasonable revenue.
Minimum costs: $18,500

In case 100% shares are sold we plan to add video commercials to our marketing campaign to be shown on video hosting sites such as Youtube, Vimeo, film hosting sites (Netflix and similar) or to appear on social media platforms. Producing catchy video materials requires purchasing decent filming equipment and hiring professionals to produce and edit them. It involves the stages of equipping the company and employing the trained staff and it appears to be costly and impossible to complete without 100% shares sold.
Minimum costs: $26,000

We also plan to be listed at the websites providing consultation on travelling, such as TripAdvisor, for instance.

6-12 months Employees	Most duties can be carried out by our director solely who is an experienced traveller, an extreme sportsman with experience in first-aid.

However, in case 50% shares are sold, our director plans to carry out all the arrangements with tour agencies, to monitor the advertising campaign, to choose the touristic routes, and to deliver the services. Providing safety instructions, teaching how to use some particular touristic gear, giving survival classes is expected to be on-site duty of the director. Possible outcome of performing the duties solo seems rather negative, because in this case growth of business appears to be time demanding.
Minimum costs: $10,000

In case 75% shares are sold, the director intends to hire professionals to meet the touristic groups on-site, monitor the condition of ski, snowboards and other gear, as well as to prepare them for the tours. We also intend to hire a person to perform remotely the duties of a sales manager and customers support.
Minimum costs: $20,000

In case 100% shares sold, our company intends to hire professionals to operate, as well as fix - if needed - the ATVs and the quadcopter (with the filming equipment installed), that we have an intention to purchase. We also keep in mind hiring a professional to shoot and edit videos for the groups, produce video materials for our website in a form of edited video reports.
Minimum costs: $30,000

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees

Gross proceeds	45,000	67,500	90,000
Offering expenses	8,000	8,000	8,000
Net proceeds	37,000	59,500	82,000
Office Establishment	3,000	5,000	9,000
Website Development	5,000	6,000	7,000
Marketing and Advertising Campaign	9,000	18,500	26,000
Employees	10,000	20,000	30,000
SEC reporting and compliance	10,000	10,000	10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and as of today, have have generated only $5,000 in revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on August 16, 2015 to February 29, 2016

During the period we incorporated the company, prepared a business plan. Our loss since inception is $949. We have just recently started our business operations, however, will not start significant operations until we have completed this offering. On February 20, 2016 we signed the Agreement with EcoFur&Ris, LLC. As a result of this agreement, we have received $2,500 of deferred revenue.

LIQUIDITY AND CAPITAL RESOURCES

As of February 29, 2016, the Company had $9,493 cash and our liabilities were $3,442, comprising $942 owed to Vladimir Karelin, our sole officer and director. As of February 29, 2016 our cash balance was $9,493. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $37,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 9,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $9,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Vladimir Karelin, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Karelin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Karelin’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $37,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $37,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We intend to provide group leisure tours in the Austrian Alps with extreme activities aimed at general public. We seek to plan the tours in such a way, that they might be experienced by an experienced tourist, as well as an average person. The key objectives that we plan to pursue are as follows: quality and diversity of the activities, safety of our customers.

We plan to target general worldwide public to promote tourism in the mentioned area. We choose this mountain area proceeding from our own touristic experience in this region.

Our principal office address is located at Gymnasiumstrasse 19-21, Vienna, Austria 1180. Our telephone number is +43-720-816-770. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated $5,000 in revenues as of today. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We were incorporated in Nevada on August 16, 2015. Since October 2014 till January 2015 we have developed our and business plan and business-model of our tour agency. On February 20, 2016 we signed the Agreement with EcoFur&Ris, LLC. As a result of this agreement, we have generated $5,000 of revenue as of  today.

Main Idea

We plan to provide group leisure tours to the Alps for those people who prefer extreme sport. We have the idea of taking groups of people to the mountains where they will be able to ride ski, snowboards down the so-called ‘wild’ tracks (or learn how to do it). We plan to operate in the Alpine region, but we intend to aim worldwide. We expect services to appeal to a large group of customers, not necessarily engaged in extreme sports and activities.

We plan to combine walking, mountain climbing and snow riding (ski or snowboard) into a single tour in order to stand out among similar services and to attract attention of customers who are into one of those activities but also would want to broaden their experience. Thus, every participant will be able to enjoy the activity they prefer.

We plan to deliver these services in packages. We plan the difference to be in the length of tours, activities included, sport equipment provided per customer. The price of the package will include basic sport  equipment such as ski, for instance - for those who don't have ski of their own. For longer trips we plan to supply our customers with additional equipment, such as tents, sleeping bags, sleeping pads. All packages include catering and lodging.

In order to gain more broad public attention we plan to offer regular leisure tours without extreme sport in them: walking tours to famous places related to historical events, filmmaking, or any other events connected to culture and history.

We do realize that this isn't a year-round business, that's why we plan to come up with summer offers and winter offers, which we expect to be our main advantage.

In winter we plan to organize snow riding leisure trips to the mountains, whereas in summer we plan to shift to mountain biking tours or walking tours. If there's lack of tourists to book our service or a break between tours, we plan to lease our mountain and riding equipment to bigger business on demand. We also expect to lease our own storage warehouses for the companies that cease their operations for a season due to being seasonable.

We plan to offer several trails for the customers to choose. Another activity that we also plan to get engaged into is building, restoration or modernization of the touristic mountain trails. Which we also may deliver it as a separate tour for those who would want to spend their time in the mountains without involving in a lot of extreme activities.

We also have an idea to conduct sport competitions between the participants of the tours. Our main concern is safety of the people who apply for the tours. That's why we plan not only to invest money in providing safety, but also conduct survival classes in the wild. One class per day during the whole tour.  As business grows we plan to add paragliding activity to the tours, and to offer motorbike tours around the mountain area with the destination point of where snow riding takes place.

To provide safety we expect that we will require GPS satellite navigating systems, radio equipment, remotely controlled drones to scout out the conditions of snow slopes, tracks and trails, to monitor the weather conditions by observing the sky.  The drones might also be used to film panoramic aerial views of where the tour takes place, to film the participant in the middle of the activities. Those videos might go on sale to the participants, as well as might be edited for advertising purposes.

We plan to aim at touristic agencies, tour resellers and small and medium enterprises who consider our service as team-building activity for their employees. Presumably those companies might pick our tours as apart of team-building process in their companies. As well as we plan to provide tours to groups of individuals, for whom we plan to come up with distribution through tour agents (tour resellers), our stands in shops of sport equipment and sportswear.

Clients

We anticipate the attention of mostly young individuals who are engaged in extreme sport or seek for new experience. On the other hand, we intend to plan our tours in such a way, that they could be taken by an average individual without risk to their health or lives. With mentioned above, we can appeal to the enterprises in need of team-building activities, for which our tours can also be suitable, because we expect that extreme experience shared together might unite co-workers. We expect that the combination of activities we intend to provide for the customers, can create a great value for them.

Marketing and advertising

Thus, the office establishment stage isn’t of such importance, because our tours might be remotely (through touristic agencies, or sports shops), or online as we target worldwide public. To get into focus of such broad public we intend to choose the Internet as our main marketing instrument that we plan to use in our Marketing and Advertising Campaign.

We plan to advertise via video commercials on video hosting websites (YouTube, Vimeo, Vine and similar ones) , publish information regarding our services on the websites devoted to traveling, sport, extreme outdoor activities. We intend to employ SEO (Search Engine Optimization) to promote our business in the top of search enquiries on Google, Bing and other similar search engines. We also seek to employ AdWords functions to improve our marketing campaign.

We anticipate to gain attention of individuals, as well as touristic agencies. We intend to pay a great deal of our attention to promotion through tour agencies with which we plan to make deals upon gathering groups of tourists for us. Here we refer to them as business partners. In this case we expect to organize tours for complete groups, avoiding the necessity to complete the groups on our own. Delegating this job to the third parties we plan to concentrate on the quality, diversity and safety of our servicers.

We also plan to motivate interest of our customers through our website, where we plan to post photos, videos, blog articles concerning our services.If the business proves it sustainability we plan to work on a mobile application with the access to all the information from the site with additional features useful for different sorts of tourists: walkers, mountain climbers, ski or snowboard riders, mountain bikers, gliders.

Competition

We expect our company to stand out among similar services due to combining several activities into one leisure tour. Thus our customers receive a variety of activities paying one price. We anticipate gaining attention of wide range of customers as we plan to offer a variety of touristic activities in the mount region: from mountain-hiking to snow riding in winter-spring season, from walking, restoring and building touristic paths to mountain biking in summer-autumn season. We anticipate this versatility to help us in gaining customers the entire year round, and to help attract attention of summer customers to the activities we provide in winter seasons and vice versa. We plan to film the videos and take photos of the tours and distribute them on DVDs for our customers.
In mid-seasons we plan to store the equipment of small touristic companies for a reasonable charge.

Revenue

We anticipate our business to be beneficial as we intend to make revenues charging our customers for: the package tours that we plan to provide, the extra equipment our customers might require, DVDs with edited videos and photos from a particular tours. If this activity shows its profitability, or if customers demand so, we might sell others sorts of our branded merchandise, such as magnets, mugs, sport outfits, touristic gear. We also intend to charge for purchasing our mobile application on pay per download basis. We expect sport equipment retailers to be interested in placing their advertisements for a fee on our website, on our social media and in our blogs.

We seek to charge other companies for storing their equipment between touristic seasons, leasing our touristic equipment to other leisure companies is expected to be another important revenue item. In addition we might lease our drones or quadcopters to companies engaged in video production.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our Chairman and President, Vladimir Karelin. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Gymnasiumstrasse 19-21, Vienna, Austria 1180. This is the office provided by our President and Director, Vladimir Karelin. Our phone number is +43-720-816-770.  We do not pay any rent to Mr. Karelin and there is no agreement to pay any rent in the future. Our telephone number is +43-720-816-770.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Vladimir Karelin Gymnasiumstrasse 19-21, Vienna, Austria 1180	39	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Vladimir Karelin has acted as our President, Treasurer, Secretary and sole Director since we incorporated on August 16, 2015. Mr. Karelin graduated from University of Vienna, Institute of Sport Science in 1999. Since 1999 till 2005 he worked as ski instructor in LLC “Schnee Schule” (Seefeld, Austria). Since 2005. Mr. Karelin has been working as freelance certified individual ski instructor and tour guide in different areas of Austrian Alps. We believe that Mr. Karelin’s specific experience, qualifications and skills will enable to develop our business.

During the past ten years, Mr. Karelin has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Karelin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Karelin’s involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.
Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Vladimir Karelin, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 16, 2015 until February 29, 2016:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)

Vladimir Karelin, President, Secretary and Treasurer	August 16, 2015 to February 29, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Karelin currently devotes approximately 30 hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (August 16, 2015) to February 29, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Vladimir Karelin	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vladimir Karelin will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Karelin’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Karelin, directly or indirectly, from the Company.

On June 6, 2015, we issued a total of 9,000,000 shares of restricted common stock to Vladimir Karelin, our sole officer and director in consideration of $9,000. Further, Mr. Karelin has advanced funds to us. As of February 29, 2016, Mr. Karelin has advanced to us $942. Mr. Karelin will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Karelin. Mr. Karelin will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Karelin does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Karelin or the repayment of the funds to Mr. Karelin. The entire transaction was oral. We have a verbal agreement with Mr. Karelin that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 29, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class

Common Stock	Vladimir Karelin Gymnasiumstrasse 19-21, Vienna, Austria 1180	9,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of February 29, 2016, there were 9,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 9,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Mr. Karelin, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Karelin will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
4.
Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Gabbit Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 29, 2016, there were 9,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Vladimir Karelin owns all 9,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Gabbit Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Pinaki & Associates, LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Pinaki & Associates, LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Jackson L. Morris, Esq., Attorney at Law, Tampa, Florida USA, has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is February 29, 2016. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Pinaki & Associates, LLC.

Our financial statements from inception to February 29, 2016, immediately follow:

Report of Independent Registered Public Accounting Firm

Pinaki & Associates LLC
Certified Public Accountants
625 Barksdale Rd., Ste# 113
Newark, DE  19711
Phone: 408-896-4405 | pmohapatra@pinakiassociates.com

To The Board of Directors
Gabbit Corp
3773 Howard Hughes Parkway, Ste. 500
Las Vegas, NV 89169

We have audited the accompanying consolidated balance sheets of Gabbit Corp. as of February 29, 2016, and the related statements of income, stockholders’ equity and cash flows for the period August 16, 2015 through February 29, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gabbit Corp. as of February 29, 2016, and the related statements of income, stockholders’ equity and cash flows for the period August 16, 2015 through February 29, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered loss from operations that raises a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pinaki & Associates, LLC
Pinaki & Associates, LLC
Newark, DE
March 24, 2016

Gabbit Corp
Condensed Balance Sheets

February 29, 2016
ASSETS

Current assets:
Cash	$9,493

Total current assets	9,493

Property and Equipment (net)	2,000

Total Assets	$11,493

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Deferred Revenue	$2,500
Due to related parties	942

Total current liabilities	3,442

Long term debt	-

Total liabilities	3,442

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
9,000,000 shares issued and outstanding	9,000
Additional paid-in capital	-
Retained earnings	(949)

Total stockholders' equity	8,051

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,493

The accompanying notes are integral part of these financials statements.

Gabbit Corp
Condensed Statements of Operations

For the period from
August 16, 2015
(inception) to
February 29, 2016
Net revenues:
Revenue from Cable/Internet sales	$-
Total net revenues	-

Cost of Goods Sold	-

Gross Income	-
Operating expenses:
General, selling and administrative expenses	949

Total operating expenses	949

Income (loss) from operations	(949)

Other income (expense)
Interest income (expense)	-
Gain (loss) on derivative liability	-
Other income (expense)	-

Total other income (expense)	-

Income (loss) before income tax	(949)

Provision for income taxes	-

Net income (loss)	$(949)

Basic income (loss) per share	$-
Diluted income (loss) per share	$-
Weighted average shares - Basic	636,363
Weighted average shares - Diluted	636,363

The accompanying notes are integral part of these financials statements.

Gabbit Corp.
Condensed Statements of Cash Flows

For the period from
August 16, 2015
(inception) to
February 29, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ( loss)	$(949)
Adjustments to reconcile net income to net cash provided by operating activities
Deferred Revenue	2,500

Net Cash Provided (Used) in Operating Activities	1,551

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,000)

Net Cash Provided (Used) by Investing Activities	(2,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from sale of common stock	9,000
Proceeds from debt	942

Net Cash Provided by Financing Activities	9,942

NET INCREASE IN CASH	9,493

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$9,493

The accompanying notes are an integral part of these consolidated financial statements.

Gabbit Corp
Condensed Statement of Shareholder's Equity

						Total
			Additional			Stockholders'
	Common Stock		Paid-in		Accumulated	Equity
	Shares	Amount	Capital	Recapitalization	Deficit	(Deficit)

Balance at August 16, 2015 (Inception)	-	-	-	-	-	-

Stock issued for cash	9,000,000	9,000	-			9,000

(Loss) for the period from August 16,2015 to February 29,2016					(949)	(949)

Balance, February 29, 2016	9,000,000	9,000	$-	$-	$(949)	$8,051

The accompanying notes are an integral part of these consolidated financial statements.

GABBIT CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (AUGUST 16, 2015) TO FEBRUARY 29, 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

GABBIT CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on August 16, 2015.

The Company intends to commence operations in the business of providing individual and group extremal tour to Austrian Alps.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

The Company has adopted February 29 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of February 29, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (August 16, 2015) to February 29, 2016 of $949. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At February 29, 2016 the Company's bank deposits did not exceed the insured amounts.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from inception (August 16, 2015) to February 29, 2016.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Stock-Based Compensation

As of February 29, 2016, the Company has not issued any stock-based payments to its employees.
Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Subsequent Events

The Company has evaluated all transactions from February 29, 2016 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since August 16, 2015 (inception) through February 29, 2016, the Company’s sole officer and director loaned the Company $942 to pay for incorporation costs and operating expenses.  As of February 29, 2016, the amount outstanding was $942. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of February 29, 2016 the Company had net operating loss carry forwards of $949 that may be available to reduce future years’ taxable income through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

GABBIT CORP.
_______________

Dealer Prospectus Delivery Obligation

Until March 9, 2017, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.